                                                  Registration No. 333-_________



                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933



                         WALLACE COMPUTER SERVICES, INC.
           ----------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)


           Delaware                                      36-2515832
-------------------------------               ---------------------------------
(State or Other Jurisdiction of               (IRS Employer Identification No.)
Incorporation or Organization)


               2275 Cabot Drive, Lisle, Illinois                 60532
      --------------------------------------------           ----------
        (Address of Principal Executive Offices)              (ZIP Code)

       Wallace Computer Services, Inc. Profit Sharing and Retirement Plan
                              (full title of plan)

                                Steven L. Carson
                                 General Counsel
                                2275 Cabot Drive,
                           Lisle, Illinois 60532-3630
                                 (630) 588-5000
                      -------------------------------------
                      (Name, Address and Telephone Number,
                    Including Area Code of Agent for Service)

                            -----------------------

                        CALCULATION OF REGISTRATION FEE

Title of Each Class      Amount to be Registered   Proposed Maximum    Proposed Maximum     Amount of Registration
Securities to be                                    Offering Price     Aggregate Offering           Fee
Registered                                            Per Share              Price
------------------------------------------------------------------------------------------------------------------------
Common Stock, $1.00
par value
                             1,750,000 (1)(2)         $11.375(3)        $19,906,250(3)             $5,256




(1) This registration also includes such indeterminable additional shares as may become issuable pursuant to the anti-dilution provisions of the plans. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interest to be offered or sold pursuant to the Wallace Computer Services, Inc. Profit Sharing and Retirement Plan (the "Plan").

(2) Preferred Stock Purchase Rights initially are attached to and trade with the shares of Common Stock being registered hereby. Value attributable to such Rights, if any, is reflected in the market price of the Common Stock.

(3) Estimated solely for the purpose of calculating the registration fee required by Section 6(b) of the Securities Act, pursuant to Rule
457(h)thereunder, based upon the average of the high and low prices of the Common Stock on April 10, 2000, as reported in the New York Stock Exchange Composite Quotation System.




                                     PART II
                           INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents heretofore filed (File No. 1-6528) with the Securities and Exchange Commission (the "Commission") by Wallace Computer Services, Inc. (the "Company") are incorporated herein by reference:

          (a) the Company's Annual Report on Form 10-K for the year ended July 31, 1999;

          (b) the Company's Quarterly Reports on Form 10-Q for the quarters ended October 31, 1999 and January 31, 2000;

          (c) the Company's Current Reports on Form 8-K filed on January 20, 1999, January 19, 2000 and March 16, 2000;

          (d) the Company's Registration Statement on Form S-3, Registration No. 333-46807, filed on February 24, 1998 and amended on April 10, 1998; and

          (e) the description of the Company's Common Stock, par value $1.00 per share, which is contained in a registration statement filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any subsequent amendment or any report filed for the purpose of updating such description.

     All documents filed by the Company or the Plan pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, are deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the respective dates of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents").

     Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


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ITEM 4.  DESCRIPTION OF SECURITIES

      Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

      Not Applicable

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Reference is made to Section 145 ("Section 145") of the Delaware General Corporation Law of the State of Delaware (the "Delaware GCL") which provides for indemnification of directors and officers in certain circumstances.

     In accordance with Section 102(b)(7) of the Delaware GCL, the Company's Restated Certificate of Incorporation provides that directors shall not be personally liable for monetary damages for breaches of their fiduciary duty as directors except for (i) breaches of their duty of loyalty to the Company or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or deliberate dishonesty, (iii) any improper personal profit or benefit, or (iv) any income taxes in respect of compensation.

     The Restated Certificate of Incorporation of the Company, as amended, provides for indemnification of directors and officers to the full extent provided by the Delaware GCL, as amended from time to time. It states that the indemnification provided therein shall not be deemed exclusive. The Company may maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Company would have the power to indemnify him or her against such expense, liability or loss, under the provisions of the Delaware GCL.

     Pursuant to Section 145 and the Restated Certificate of Incorporation, the Company maintains directors' and officers' liability insurance coverage. Pursuant to the authority provided in the Restated Certificate of Incorporation, the Company has entered into indemnification agreements with each of its officers and directors, indemnifying them against certain potential liabilities that may arise as a result of their service to the Company, and providing for certain other protection.

     The foregoing summaries are necessarily subject to the complete text of the statute, the Certificate of Incorporation, the By-Laws and the agreements referred to above and are qualified in their entirety by reference thereto.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

      Not applicable.

ITEM 8.  EXHIBITS

         The Exhibits accompanying this Registration Statement are listed on the accompanying Exhibit Index.

     The registrant will submit or has submitted the Plan and any amendment thereto to the Internal Revenue Service ("IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan.



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ITEM 9.  UNDERTAKINGS

          (a) The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director,


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officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.




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                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Lisle, State of Illinois, on this 13th day of April, 2000.

                                 Wallace Computer Services, Inc.

                                 By: Steven L. Carson

                                 /s/ Steven L. Carson
                                 --------------------
                                 Steven L. Carson, Vice President,
                                 General Counsel and Secretary

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears immediately below constitutes and appoints Steven L. Carson, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons on the date and in the capacities indicated:

         SIGNATURE                 TITLE                           DATE
         ---------                 -----                           ----

/s/ Neele E. Stearns               Chairman of the Board    April 13, 2000
------------------------------
Neele E. Stearns

/s/ William J. Devers, Jr.         Director                 April 13, 2000
------------------------------
William J. Devers, Jr.

/s/ Andrew J. McKenna, Jr.         Director                 April 13, 2000
------------------------------
Andrew J. McKenna, Jr.

/s/ Bettye Martin Musham           Director                 April 13, 2000
------------------------------
Bettye Martin Musham

/s/ John C. Pope                   Director                 April 13, 2000
------------------------------
John C. Pope




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         SIGNATURE                 TITLE                          DATE
         ---------                 -----                          ----


/s/ Michael O. Duffield            Acting Chief Executive      April 13, 2000
------------------------------     Officer, President, and
Michael O. Duffield                Chief Operating Officer

/s/ John J. DeCoster               Vice-President, Controller  April 13, 2000
------------------------------     (Principal Accounting
John J. DeCoster                   Officer)



     The Plan. Pursuant to the requirements of the Securities Act of 1933, Wallace Computer Services, Inc., as plan administrator, has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Lisle, State of Illinois on this 13th day of April, 2000.

                                    Wallace Computer Services, Inc.
                                        Profit Sharing and Retirement Plan

                                    By:  Wallace Computer Services, Inc.,
                                               as plan administrator



                                    By:  /s/ Robert Kelderhouse
                                       ---------------------------------------
                                             Robert Kelderhouse
                                             Vice President - Treasurer




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           INDEX TO EXHIBITS TO REGISTRATION STATEMENT ON FORM S-8

Exhibit
Number     Description of Exhibit
-------    ----------------------

4.1 Restated Certificate of Incorporation of the Company as filed with the Secretary of State of the State of Delaware on January 7, 1987 (previously filed as part of Exhibit 3 to the Company's Annual Report on Form 10-K for the fiscal year ended July 31, 1987, and incorporated herein by reference to such Report).

4.1(A) Certificate of Amendment amending Section 1 of Article FOURTH of the
       Certificate of Incorporation of the Company as filed with the Secretary of State of the State of Delaware on November 28, 1989 (previously filed as part of Exhibit 3 to the Company's Annual Report on Form 10-K for the fiscal year ended July 31, 1987, and incorporated herein by reference to such Report).

4.1(B) Certificate of Amendment amending Section 1 of Article FOURTH of the
       Certificate of Incorporation of the Company as filed with the Secretary of State of the State of Delaware on March 14, 1997 (previously filed as part of Exhibit 3.1(C) to the Company's Annual Report on Form 10-K for the fiscal year ended July 31, 1997, and incorporated herein by reference to such Report).

4.2 Amended and Restated By-Laws of the Registrant as adopted on January 5, 1996 (previously filed as Exhibit 3.1 to the Registrant's Quarterly Report on Form 10-Q dated January 31, 1996, and incorporated herein by reference to such Report).

4.3 Form of Rights Agreement, dated as of March 14, 2000, between Company and Harris Trust and Savings Bank, as Rights Agent, which includes the form of Certificate of Designations setting forth the terms of the Series B Preferred Stock as Exhibit A, the form of Rights Certificate as Exhibit B and the Summary of Rights to Purchase Preferred Stock as Exhibit C, is hereby incorporated by reference to Exhibit 4 of the Company's Current Report on Form 8-K dated March 14, 2000.

4.4    The Wallace Computer Services, Inc. Retirement and Profit Sharing Plan. *

5.     Opinion of Steven L. Carson, General Counsel to the Company. *

23.1   Consent of Arthur Andersen LLP. *

23.2 Consent of Counsel (contained on the opinion filed as Exhibit 5 to this Registration Statement).

24. Powers of Attorney (included in the Signature Page of this Registration Statement).



----------------
* Filed herewith